UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2014

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55184	Pending
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2014, David W. Cornhill was elected to the Board of Directors of Northern Power Systems Corp. (the “Company”). Mr. Cornhill is a founding member, chairman and chief executive officer of AltaGas, Ltd., and has previously served as chief operating officer and president at Alberta and Southern Gas Co. Mr. Cornhill will receive $20,000 annually, paid quarterly, for his service on the Company’s Board of Directors. Mr. Cornhill also will receive an initial grant of 20,000 fully vested stock options under the Company’s 2014 Stock Option and Incentive Plan, issued at the per share closing price on the Toronto Stock Exchange on the date of the grant.

Mr. Cornhill has not yet been appointed to any committees of the Board of Directors.

On May 12, 2014, the Company issued a press release announcing the election of Mr. Cornhill to the Board of Directors, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 9, 2014, Kevin Taylor voluntarily resigned from the Company’s Board of Directors, effective immediately. There were no disagreements between Mr. Taylor and the Company or any officer or director of the Company which led to Mr. Taylor’s resignation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated May 12, 2014, issued by Northern Power Systems Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: May 15, 2014	By:	/s/ Elliot J. Mark
		Name:	Elliot J. Mark
		Title:	Vice President and General Counsel

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